Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Bristow Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Title of Each Class of Securities to be Registered(1)	Fee Calculation or Carry Forward Rule	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common stock, par value $0.0001 per share	457(o)				—

	Equity	Preferred stock	457(o)				—

	Debt	Debt Securities	457(o)				—

	Other	Guarantees of Debt Securities(3)	457(o)				—

	Other	Warrants	457(o)				—

	Other	Depository Shares	457(o)				—

	Other	Share Purchase Contracts	457(o)				—

	Other	Units	457(o)				—

	Unallocated (Universal Shelf)	—	457(o)	—	—	$300,000,000	0.00011020	$33,060

Fees Previously Paid	N/A

Carry Forward Securities	N/A

	Total Offering Amounts					$300,000,000	0.00011020	$33,060

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due					$300,000,000	0.00011020	$33,060

(1)

An indeterminate aggregate amount or number of securities of each class is being registered hereunder, as may from time to time be offered, at indeterminate prices. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The indeterminate aggregate amount or number also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional shares of common stock that may be offered or issued in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities.

(2)

The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 under the Securities Act.

(3)

The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $300,000,000.